UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2008

ALYST ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-33563	20-5385199
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

233 East 69th Street, #6J New York, New York	10021
(Address of Principal Executive Offices)	(Zip Code)

      (646) 290-6104
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 1.01. Entry Into a Material Definitive Agreement

On August 13, 2008, Alyst Acquisition Corp. (“Alyst”), a Delaware corporation, China Networks Media Limited, a British Virgin Islands corporation (“China Networks”), and specified other persons, executed an Agreement and Plan of Merger (the “Merger Agreement”), providing for, among other things, the redomestication of Alyst from the State of Delaware to the British Virgin Islands (the “Redomestication Merger”) and the merger of a wholly-owned subsidiary of Alyst into China Networks (the "Business Combination"). Consummation of the transactions contemplated by the Merger Agreement are conditioned upon, among other things, (i) approval of the Redomestication Merger and the Business Combination by the shareholders of Alyst, and (ii) approval of the Merger Agreement and the Business Combination by the shareholders of China Networks, each as discussed in more detail below.

The Redomestication Merger will be accomplished by the merger of Alyst with and into its wholly-owned subsidiary, China Networks International Holdings, Ltd., a British Virgin Islands company (“China Networks Holdings”). In connection with the Redomestication Merger, all of the holders of Alyst common stock, par value U.S. $0.0001 (“Alyst Common Stock”), outstanding immediately prior to the Redomestication Merger will receive, on a one-for-one basis, ordinary shares of China Networks Holdings in exchange for their Alyst Common Stock, and all units, warrants and other rights to purchase Alyst Common Stock immediately prior to the Redomestication Merger will be exchanged for substantially equivalent securities of China Networks Holdings at the rate set forth in the Merger Agreement.

The Business Combination will be accomplished by the merger of China Networks Holdings’ wholly-owned subsidiary, China Networks Merger Co., Ltd. (“China Networks Merger Co.”), with and into China Networks, resulting in China Networks becoming a wholly-owned subsidiary of China Networks Holdings. Pursuant to the Merger Agreement, (i) each ordinary share of China Networks will be converted automatically into (A) a number of ordinary shares of China Networks Holdings determined as follows: (x) 1,900,000 divided by (y) the total number of ordinary shares of China Networks issued and outstanding immediately prior to the Business Combination, plus (B) the right to receive a cash amount determined as follows: (x) U.S. $10,000,000 divided by (y) the total number of ordinary shares of China Networks issued and outstanding immediately prior to the Business Combination, plus (C) the additional consideration described with respect to the ordinary shares in the following paragraph (the “Additional Common Share Consideration”), and (ii) each preferred share of China Networks will be converted automatically into (A) a number of ordinary shares of China Networks Holdings determined as follows: (x) 980,000 divided by (y) the total number of preferred shares of China Networks issued and outstanding immediately prior to the Business Combination, plus (B) the right to receive $7.143 per share in cash, plus (C) the additional consideration described with respect to the preferred shares in the following paragraph (the “Additional Preferred Share Consideration”).

The holders of ordinary shares of China Networks will also be entitled to receive up to $6,000,000 of additional cash and up to 9,000,000 additional ordinary shares upon China Networks Holdings attaining certain performance milestones. Additionally, the holders of the capital stock of China Networks will be entitled to receive up to $24.9 million of cash from the exercise of outstanding Alyst warrants (the “Warrants”). The cash amount payable to the holders of ordinary shares and preferred shares of China Networks upon exercise of the Warrants represents 66% of the actual cash proceeds received therefrom.

For other information regarding the Redomestication Merger and the Business Combination, see the press release and Merger Agreement, in each case attached hereto and incorporated herein by reference.

Alyst and its directors and executive officers may be deemed to be participants in the solicitation of proxies for the special meeting of Alyst stockholders to be held to approve, among other things, the Redomestication Merger and the Business Combination. Stockholders of Alyst are advised to read, when available, Alyst’s preliminary proxy statement and Alyst’s definitive proxy statement in connection with Alyst’s solicitation of proxies for the special meeting because these statements will contain important information. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the proposed Redomestication Merger and Business Combination. Stockholders will be able to obtain a copy of the definitive proxy statement and any other relevant filed documents for free at the U.S. Securities and Exchange Commission’s (the “SEC”) website (www.sec.gov). These documents will also be available for free, once filed, from Alyst Acquisition Corporation by directing a request to 233 East 69th Street, # 6J, New York, New York 10021.

In connection with the transaction, China Networks Holdings will file with the SEC a registration statement on Form S-4. The stockholders of Alyst are also urged to read the registration statement, when it is available, as well as all other relevant documents filed or to be filed with the SEC, because they will contain important information about Alyst, China Networks Holdings and the proposed transaction.

Terms of the Merger Agreement

The discussion in this report on Form 8-K of the Redomestication Merger and the Business Combination and the principal terms of the Merger Agreement summarized below (and above) are qualified in their entirety by reference to the copy filed as an exhibit hereto and incorporated herein by reference. The following description summarizes the material provisions of the Merger Agreement, which agreement we urge you to read carefully because it is the principal legal document that governs the Redomestication Merger and the Business Combination.

The representations, warranties, covenants, and agreements in the Merger Agreement of the parties to the Merger Agreement, were made only for those purposes and as of specific dates, were solely for the benefit of the parties, and may be subject to agreed limitations, including being qualified by disclosures exchanged between them. The representations and warranties may have been made for the purposes of allocating contractual risk instead of establishing facts, and are subject to standards of materiality that relate to the contracting parties and not to stockholders.

General

Alyst intends to change its domicile from the State of Delaware to the British Virgin Islands by means of a merger with and into its wholly-owned subsidiary, China Networks Holdings, and as a result change its name to “China Networks International Holdings Ltd.” The acquisition of China Networks by Alyst will be effected through a business combination in the form of a merger of China Networks Merger Co., a wholly-owned subsidiary of China Networks Holdings, with and into China Networks. China Networks will be the surviving corporation in the Business Combination and will become a wholly-owned subsidiary of China Networks Holdings.

Basic Deal Terms

The Redomestication Merger will result in all of the issued and outstanding shares of Alyst Common Stock immediately prior to the Redomestication Merger converting into ordinary shares of China Networks Holdings, and all units, warrants and other rights to purchase Alyst Common Stock immediately prior to the Redomestication Merger being exchanged for substantially equivalent securities of China Networks Holdings at the rate set forth in the Merger Agreement. The shares of China Networks Holdings will continue to be listed on the American Stock Exchange (“AMEX”), or such other public trading market on which its shares may be trading at such time. Alyst will cease to exist and China Networks Holdings will be the surviving corporation, and in connection therewith, will assume all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Alyst, which includes the assumption by China Networks Holdings of any and all agreements, covenants, duties and obligations of Alyst set forth in the Merger Agreement. Alyst’s Certificate of Incorporation and By-laws in effect immediately prior to the Redomestication Merger shall cease and the Memorandum and Articles of Association of China Networks Holdings will be the organizational documents of China Networks Holdings as the surviving corporation.

The Business Combination will be accomplished by the merger of China Networks Holdings’ wholly-owned subsidiary, China Networks Merger Co., with and into China Networks, resulting in China Networks becoming a wholly-owned subsidiary of China Networks Holdings. Pursuant to the Merger Agreement, (i) each ordinary share of China Networks will be converted automatically into (A) a number of ordinary shares of China Networks Holdings determined as follows: (x) 1,900,000 divided by (y) the total number of ordinary shares of China Networks issued and outstanding immediately prior to the Business Combination, plus (B) the right to receive a cash amount determined as follows: (x) U.S. $10,000,000 divided by (y) the total number of ordinary shares of China Networks issued and outstanding immediately prior to the Business Combination, plus (C) the Additional Common Share Consideration, and (ii) each preferred share of China Networks will be converted automatically into (A) a number of ordinary shares of China Networks Holdings determined as follows: (x) 980,000 divided by (y) the total number of preferred shares of China Networks issued and outstanding immediately prior to the Business Combination, plus (B) the right to receive $7.143 per share in cash, plus (C) the Additional Preferred Share Consideration.

In connection with the Business Combination, China Networks will assume all the property, rights, privileges, agreements, powers, franchises, debts, liabilities and duties of China Networks Merger. China Networks’ Memorandum and Articles of Association will remain as the organizational documents of the combined company after the Business Combination.

Upon the consummation of the Redomestication Merger and the Business Combination, China Networks Holdings will own 100% of the issued and outstanding ordinary shares of China Networks. As of the closing, the outstanding shares of China Networks Holdings (assuming no exercise of the Warrants) will be owned approximately 77% by the previous stakeholders of Alyst (including members of Alyst management) and approximately 23% by the previous stakeholders of China Networks.

Representations and Warranties

In the Merger Agreement, China Networks makes customary representations and warranties about itself, and subsidiaries. The representations and warranties relate to, among other things, organization, standing and power, subsidiaries corporate and contractual formalities observed in connection with the Merger Agreement, capitalization; consents, approvals and authority in connection with the transactions contemplated by the Merger Agreement, absence of changes and undisclosed liabilities, restrictions on business activities, governmental authorizations, financial statements, pending and potential legal proceedings, title to property, intellectual property, governmental inquiries, compliance with laws, compliance with taxes, employee benefits, interested party transactions, insurance coverage, material contractual arrangements, compliance with laws, foreign corrupt practices and money laundering.

Alyst makes customary representations and warranties relating to, among other things, its organization standing and power, capitalization, corporate and contractual formalities observed in connection with the Merger Agreement, financial statements, filings with the SEC, compliance with the Sarbanes-Oxley Act of 2002, pending and potential legal proceedings, employee benefit plans, labor matters, interested party transactions, insurance coverage, transactions with affiliates, compliance with laws, consents, approvals and authority in connection with the transactions contemplated by the Merger Agreement, no conflicts, absence of certain changes and undisclosed liabilities, restrictions on business activities, no interest in properties, AMEX quotations and funds held in the trust account.

Conduct of Business Pending Closing; Covenants

Alyst and China Networks each agree to conduct their respective operations and to carry on their respective businesses, in the ordinary course consistent with past practice and use commercially reasonable efforts to pay all debts and taxes when due, preserve their business organization, keep services available and preserve relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with them, and keep goodwill and their ongoing businesses unimpaired.

Both Alyst and China Networks agree not to, without the prior written consent of the other, amend their respective organizational documents, declare or pay dividends or alter their capital structure, including by splitting, combining, reclassifying, issuing, or repurchasing their stock, enter into new material contracts, issue shares or securities convertible into shares except pursuant to the Merger Agreement, transfer or license intellectual property other than the license of non-exclusive rights to intellectual property in the ordinary course of business consistent with past practice, sell, lease, license or otherwise dispose of or encumber properties or assets which are material, except in the ordinary course of business, incur any indebtedness in excess of U.S. $100,000, pay or discharge any claims, liabilities or obligations in excess of U.S. $100,000, make any capital expenditures except in the ordinary course of business and pursuant to the Merger Agreement, additions or improvements except in the ordinary course of business in excess of U.S. $100,000, make any material acquisitions, other than certain future acquisitions by China Network of a television station or advertising operating business in the People’s Republic of China (“PRC”), make or change any election with respect to taxes and make any change to financial accounting policies and procedures.

Alyst agrees to file the proxy statement/prospectus with the SEC as soon as reasonably practicable after receipt of all financial and other information required to be included therein from China Networks, for the purpose of soliciting proxies from Alyst’s stockholders to vote at the special meeting and, as soon as practicable after completing the SEC review process of the proxy statement/prospectus, to distribute the same to all of Alyst’s stockholders and call the special meeting in accordance with Delaware law. China Networks agrees to use reasonable best efforts to obtain the vote or consent of its shareholders to effect the Business Combination.

Additional Agreements

China Networks agrees not to make any claims against the trust account for any reason whatsoever or any claim against Alyst. Alyst and China Networks both agree to provide reasonable access to “due diligence” information and promptly apply or otherwise seek to obtain all consents and approvals required to be obtained for the consummation of the Redomestication Merger and the Business Combination. Neither of Alyst nor China Networks are required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action that could be expected to result in a material adverse effect on the business after the Redomestication Merger and Business Combination.

Alyst agrees not to, directly or indirectly, solicit, encourage or enter into any negotiation or arrangement with any party that could reasonably be expected to lead to a proposal or offer for a stock purchase, asset acquisition, merger, consolidation or other business combination involving Alyst, or any proposal to acquire in any manner a direct or indirect substantial equity interest in, or all or any substantial part of Alyst’s assets, subject to the fiduciary duties of the directors of Alyst. China Networks agrees not to initiate or solicit, directly or indirectly, any inquiries or the making of any offer for a stock purchase, asset acquisition, merger, consolidation or other business combination involving China Networks or any proposal to acquire in any manner a direct or indirect substantial equity interest in, or all or any substantial part of the assets of China Networks.

China Networks agrees to use its commercially reasonable efforts to consummate the joint ventures contemplated by the framework agreements (“Framework Agreements”) each between Advertising Network Limited, a subsidiary of China Networks, and (i) Kunming Television Station and (ii) China Yellow River Television Station, both television stations in the PRC. China Networks also agrees to use its commercially reasonable efforts to enter into additional framework agreements and joint ventures with television stations located in the PRC.

Alyst and China Networks both agree to take all reasonable actions to complete the Redomestication Merger and Business Combination promptly, and cooperate with the other to obtain any necessary, consents, approvals and authorizations, registrations, declarations or perform any filings with any governmental entity or any other person in connection with the transactions contemplated by the Merger Agreement.

Alyst has agreed to implement an incentive stock option plan for directors, officers and employees of the China Networks Holdings and its subsidiaries for 2,500,000 shares.

Closing Conditions

The obligations of Alyst and China Networks to complete the Redomestication Merger and the Business Combination are subject to the satisfaction or waiver of the following conditions, with the exception of a), b), and c) below, which may not be waived:

a) Alyst’s stockholders’ approval of the Redomestication Merger and the Business Combination, with holders of less than 30% of the shares of common stock issued in the initial public offering of Alyst (the “IPO”) electing to have their common stock redeemed for cash in the trust account;

b) approval of the Merger Agreement and the Business Combination by the shareholders of China Networks, holding a majority of the securities of China Networks in excess of 50%;

c) the material accuracy of the respective representations and warranties by Alyst and China Networks and the material performance of the respective obligations of Alyst and China Networks under the Merger Agreement;

d) delivery of various documents in connection with the consummation of the Redomestication Merger and the Business Combination, including executed lock up agreements (limiting the right of specified shareholders of China Networks from transferring their China Networks Holdings ordinary shares for a specified period of time post-closing), executed employment agreements, financial statements for China Networks, registration rights agreements (respecting the registration of ordinary shares of China Networks Holdings issued to the shareholders of China Networks in the Business Combination) and certificates and other agreements necessary to effect the Redomestication Merger and Business Combination;

e) absence of legal requirements or orders limiting or restricting the conduct or operation of business, and the absence of pending or threatened legal action or proceedings involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by the Merger Agreement, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with the transactions contemplated by the Merger Agreement;

f) no material adverse effect shall have occurred on Alyst or China Networks or any change that has a material adverse effect on Alyst or China Networks;

g) all parties have timely obtained all approvals, waivers and consents from any governmental authority, including under BVI and PRC laws, that are necessary to consummate the transactions contemplated by the Merger Agreement;

h) China Network Holdings ordinary shares will be listed on the AMEX and there will be no action or proceeding pending or threatened against China Networks Holdings which would prohibit or terminate such listing;

i) Alyst shall be in compliance with the reporting requirements under the Securities Exchange Act of 1934, as amended, and shall have timely filed all reports under said act for the twelve months prior;

j) Alyst’s aggregate deferred business and operating expenses should not exceed U.S. $1,000,000, exclusive of legal fees, unless Alyst has prior approval from China Networks;

k) Alyst shall have made all necessary arrangements for the disbursement of the proceeds of the trust account, subject to any amounts to be held for the redemption of any shares of Alyst;

l) China Networks shall have entered into a definitive documentation for a bridge loan in an amount of not less than U.S. $20,000,000 and not more than U.S. $40,000,000 on terms and conditions reasonably satisfactory to Alyst (which condition has been satisfied); and

m) China Networks shall have entered into two joint ventures with parties satisfactory to Alyst.

Survival of Representations and Warranties; Indemnification

The representations, warranties, covenants and obligations set forth in the Merger Agreement shall survive the closing and expire on the one year anniversary of the closing.

The shareholders of China Networks party to the Merger Agreement have agreed, severally and not jointly, to indemnify Alyst after the consummation of the Business Combination, from and against any liabilities, losses, claims, damages, fines, penalties, expenses or diminution of value, including taxes arising, directly or indirectly, from or in connection with any breach of any representation or warranty by China Networks or shareholders of China Networks in the Merger Agreement, any breach by China Networks shareholders of China Networks of any covenants or obligations in the Merger Agreement, or the operation of the business of China Networks and its subsidiaries, prior to the closing. Alyst will not be entitled to indemnification unless and until the aggregate amount of damages to Alyst exceeds U.S. $500,000 (and then only the amount in excess of such amount). Any damages may only be recovered by the return of all or some portion of the ordinary shares of China Networks Holdings that shareholders of China Networks will receive under the Merger Agreement. In no event shall the shareholders of China Networks be required to return more than 250,000 of such shares.

Termination

The Merger Agreement may be terminated at any time prior to the consummation of the Redomestication Merger and the Business Combination, whether before or after approval of the proposals being presented to Alyst’s stockholders by:

•	mutual consent of China Networks and Alyst;

•
either China Networks or Alyst, if, the Merger Agreement and the approval of the Redomestication Merger and Business Combination are not approved by Alyst stockholders, or holders of more than 30% of Alyst's common stock issued in the IPO exercise their right to redeem their common stock into cash from the trust account;

•	either China Networks or Alyst, if without fault of the terminating party, the closing of the Business Combination does not occur on or before June 29, 2009;

•
Alyst, if China Networks does not: (a) consummate the transactions contemplated by the Framework Agreements with respect to Kunming and Yellow River; or (b) consummate a joint venture of the type contemplated by the Framework Agreements with at least one television station operating in the PRC and generating positive net income (as determined in accordance with GAAP) for the most recently completed 12 months, in each case on or prior to August 15, 2008;

•
Alyst, if China Networks breaches any of its representations, warranties or obligations and such breach is not cured within 10 business days of receipt by China Networks of written notice of such breach;

•	by China Networks, if Alyst breaches any of its representations, warranties or obligations and such breach is not cured within 10 business days of receipt by Alyst of written notice of such breach; or

•
either China Networks or Alyst, if any permanent injunction or other order of a court prevents the consummation of the Redomestication Merger or the Business Combination, or the failure to obtain the required vote of China Networks’ stockholders.

Effect of Termination

In the event of proper termination by either China Networks or Alyst, the Merger Agreement will become void and have no effect, without any liability or obligation on the part of China Networks or Alyst, except in connection with the provisions in the Merger Agreement regarding confidentiality obligations and expense and termination fees, and in the event that such termination results from the breach by a party of any of its representations, warranties or covenants in the Merger Agreement.

Whether or not the transactions contemplated by the Merger Agreement are consummated, all costs and expenses incurred in connection with the Merger Agreement shall be borne by the party incurring such expense. However, if China Networks or Alyst terminates the Merger Agreement due to a breach by the other of its representations, warranties or obligations under the Merger Agreement, such breaching party shall promptly reimburse the non-breaching party for all out-of-pocket costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby. In the event China Networks is the terminating party and Alyst enters into a binding agreement to consummate or consummates, a company alternative proposal any time prior to June 29, 2009, Alyst shall pay China Networks a one time termination fee of U.S. $1,000,000, and in the event Alyst is the terminating party and China Networks enters into a binding agreement to consummate or consummates, a company alternative proposal any time prior to June 29, 2009, China Networks shall pay Alyst a one time termination fee of U.S. $3,000,000.

Amendment, Extension and Waiver

The parties may amend the Merger Agreement, provided that any amendment that is made after approval of the Merger Agreement shall not alter or change the amount or kind of consideration received on conversion of the Alyst Common Stock or China Networks’ shares, alter or change any term of the organizational documents of China Networks Holdings, or alter or change any terms and conditions of the Merger Agreement if such alteration or change would materially adversely affect the China Networks shareholders.

At any time prior to the consummation of the Redomestication Merger and the Business Combination, either Alyst or China Networks may, to the extent allowed by applicable law, extend the time for the performance of the obligations under the Merger Agreement, waive any inaccuracies in representations and warranties made to the other party and waive compliance with any of the agreements or conditions for the benefit of the other party. Any such extension or waiver must be in writing signed by both parties.

Regulatory and Other Approvals

Except for approvals required by Delaware and British Virgin Islands corporate law and compliance with applicable securities laws and rules and regulations of the SEC, there are no federal, state or foreign regulatory requirements which remain to be complied with or other material approvals to obtain or filings to make in order to consummate the Business Combination or the Redomestication Merger.

Governing Law

The Merger Agreement is governed by the laws of the State of Delaware.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and among Alyst Acquisition Corp., China Networks Media Limited, MediaInv Ltd. and the other persons signatory thereto, dated as of August 13, 2008.
99.1	Press release, dated August 18, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALYST ACQUISITION CORP.

Date: August 18, 2008	By:	/s/ Michael E. Weksel
Name: Michael E. Weksel
Title: Chief Operating Officer

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and among Alyst Acquisition Corp., China Networks Media Limited, MediaInv Ltd. and the other persons signatory thereto, dated as of August 13, 2008.
99.1	Press release, dated August 18, 2008.